EXHIBIT 4.3

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXECUTION VERSION

4 FEBRUARY 2024

YANDEX N.V.

and

INTERNATIONAL JOINT STOCK COMPANY YANDEX

Deed of Undertaking

EU1/ 502264616.10

EXHIBIT 4.3

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

TABLE OF CONTENTS

ClausePage

1. INTERPRETATIOn1

2. Covenants and undertakings3

3. warranties5

4. ENTRY INTO FORCE6

5. CONFIDENTIALITY6

6. Assignment7

7. FURTHER ASSURANCE7

8. Third party rights8

9. ENTIRE AGREEMENT8

10. NOTICES8

11. GOVERNING LAW9

12. Incorporation OF TERMS9

EU1/ 502264616.10

EXHIBIT 4.3

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

THIS AGREEMENT is made as a deed on 4 February 2024 (the "Agreement")

BETWEEN:

(1)	YANDEX N.V., a public limited liability company (naamloze vennootschap) formed under the laws of the Netherlands, having its corporate seat at Amsterdam, its registered office at Schiphol Boulevard 165, 1118 BG Schiphol, the Netherlands, and registered with the trade register of the Chamber of Commerce under number 27265167 (the "Seller"); and
(2)	INTERNATIONAL JOINT STOCK COMPANY YANDEX (Международная компания акционерное общество «Яндекс»), an international joint stock company incorporated in the Russian Federation with its registered office at Solnechniy bulvar 3, Premise 6, Office 202, Kaliningrad, the Russian Federation, and registered with the Russian unified state register of legal entities under number (OGRN) 1233900014699 (the "Company"), together the "Parties" and each a "Party".

RECITALS:

(Capitalised terms used in these Recitals that are not set out above are defined in Clause 1.1 below)

(A)	The Seller and JSC Solid Management, Trust Manager ("Д.У.") for Closed-end Mutual Investment Combined Fund "Consortium. First", a joint stock company incorporated in the Russian Federation with its registered office at Room 2 Suite XVI, 5th floor, Khoroshyovskoye sh. 32A, Moscow, 125284, the Russian Federation, and registered with the Russian unified state register of legal entities under number (OGRN) [***]; Closed-end Mutual Investment Combined Fund "Consortium. First" (trust management rules No. [***], number assignment date 22 August 2023, as amended) (the "Purchaser") entered into a share purchase agreement on or about the date of this Agreement (the "SPA"), pursuant to which the Seller has agreed to sell and to transfer to the Purchaser the Sale Shares in the Company upon the terms and subject to the conditions set out in the SPA.
(B)	In connection with the transactions contemplated by the SPA and for the purposes of protection of the legitimate interests of the Complete Target Group, procurement of uninterrupted operations of the Complete Target Group and all other related benefits, the Parties have agreed to enter into this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATIOn

Definitions

1.1	In this Agreement, capitalised terms shall have the meaning given to them in the SPA, unless the context otherwise requires or unless otherwise defined herein pursuant to the provisions of Clause 1.2.
1.2	In this Agreement, the following words and expressions shall have the following meanings:
"Avride Business" means the business of being engaged in the creation, development, testing, provision or commercialisation of solutions and services of any nature or kind for the autonomous transportation of passengers, goods and cargo, including, without limitation, the design, development and testing of related software and hardware technologies, components and

EU1/ 502264616.10

EXHIBIT 4.3

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

applicable infrastructure, and the production, operation, renting and/or leasing of self-driving vehicles and robots;
"Confidential Information" has the meaning given to that term in Clause 5.1;
"Effective Date" has the meaning given to that term in Clause 4.1;
"Evolved Permitted Business" means any business that may be entered into or created as the Original Permitted Business naturally develops following First Completion, taking into account such matters including its natural evolution, the supply and demand for its products or services, market factors, industry and market trends, competitive dynamics, customer preference, technology, market size, and regulation;
"Nebius Business" means the business of being engaged in the creation, development, testing, provision or commercialisation of cloud services and technologies of any nature or kind, including, without limitation, the development and provision of hardware as a service (HWaaS), infrastructure as a service (IaaS), platform as a service (PaaS), artificial intelligence as a service (AIaaS) (including, without limitation, cognitive services and large language models (LLMs)), and software as a service (SaaS), using self-owned or third-party infrastructure and/or software;
"Original Permitted Business" means each of the Avride Business, the Nebius Business, the Toloka Business and the TripleTen Business;
"Permitted Person" means: (i) any Permitted Person (as such term is defined in the SPA); (ii) any individual who has ceased to be an employee of the Complete Target Group (for any reason) for a period of not less than [***] months prior to employment or engagement by the Seller and/or its Affiliates; (iii) any individual employed on a part-time basis by the Complete Target Group who has not received any monetary compensation from the Complete Target Group for a period of not less than [***] months prior to employment or engagement by the Seller and/or its Affiliates; and (iv) any individual employed or engaged through service contracts by the Seller or Seller Group Companies as at [***], provided that in case of this sub-paragraph (iv) such individual is not employed by the Complete Target Group at any time during the period from [***] to [***];
"Restricted Business" means: (i) the principal businesses of the Complete Target Group listed in Part A of the Schedule (Restricted Business), as conducted at First Completion; and (ii) the businesses listed in Part B of the Schedule (Restricted Business), as conducted at First Completion, but excluding, in each case, the Original Permitted Business;
"Restricted Employee" means any individual employed by the Complete Target Group at any time in the twelve (12) months prior to First Completion and/or who became employed by Complete Target Group in the three (3) years following First Completion, but, in each case, excluding any Permitted Person;
"Restricted Territory" means the Russian Federation and the Republic of Belarus;
"Toloka Business" means the business of being engaged in the creation, development, testing, provision or commercialisation of crowdsourcing solutions and services of any nature or kind, services for the full-cycle of artificial intelligence (AI) development, commercialization and related services (including, without limitation, data labeling, aggregation, augmentation and cleansing, machine learning algorithm developing, large language model (LLM) creation, training, tuning and operationalization, software as a service (SaaS) products and related solutions of any nature or kind); and

EU1/ 502264616.10

EXHIBIT 4.3

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

"TripleTen Business" means the business of being engaged in the creation, development, testing, provision or commercialisation of online education, training, and certification, including, without limitation, the provision of online learning products (including online knowledge tools and smart devices) and online learning services (including online courses and interactive learning apps).
Principles of Interpretation
1.3	The principles of interpretation set out in clauses 1.2, 1.4 and 1.5 of the SPA shall apply mutatis mutandis to this Agreement.
2.	Covenants and undertakings
2.1	In order to protect the Complete Target Group's and Purchaser's legitimate interests in the full benefit of the business and goodwill of the Complete Target Group, the Seller covenants with the Company that from First Completion:

Competition

2.1.1	until the expiration of five (5) years from First Completion, the Seller shall not (and shall procure that its Affiliates shall not) either on its/his/her own account or in conjunction with or on behalf of any other person, carry on or be engaged, concerned, or interested in carrying on:
(A)	the Restricted Business within any territory; and/or
(B)	the Original Permitted Business and the Evolved Permitted Business within any Restricted Territory,

save that, the Parties agree as follows:

(1)	the Seller and its Affiliates (either on its/his/her own account or in conjunction with or on behalf of any other person) shall be entitled to carry on or be engaged, concerned, or interested in carrying on any Evolved Permitted Business in any territory (save for the Restricted Territory), provided in all cases that where a particular business which would otherwise be an Evolved Permitted Business develops in a way so as to carry on, be engaged, concerned or interested in a Restricted Business (as conducted by a Complete Target Group Company at First Completion) such business will cease to be considered as an Evolved Permitted Business and the Seller and its Affiliates shall be in breach of this Clause 2.1.1; and
(2)	the Seller (and its Affiliates) shall never be considered to be in breach of the restrictions in this Clause 2.1, and the Company and the Purchaser shall not be entitled to bring any claim, in relation to the Seller and its Affiliates (either on its/his/her own account or in conjunction with or on behalf of any other person) carrying on or being engaged, concerned, or interested in carrying on any Original Permitted Business in any territory (save for the Restricted Territory);

EU1/ 502264616.10

EXHIBIT 4.3

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Solicitation and Hiring

2.1.2	until the expiration of five (5) years from First Completion, the Seller shall not (and shall procure that its Affiliates shall not) either on its/his/her own account or in conjunction with or on behalf of any other person:
(A)	solicit or endeavour to solicit from any member of the Complete Target Group any Restricted Employee with a view to inducing that individual to leave such employment (whether or not such individual would commit a breach of his contract of employment by reason of leaving) and to act for a Restricted Business or otherwise for the Seller and/or its Affiliates; and
(B)	employ, engage (i.e., enter into a services contract, directly or indirectly through staffing agencies, without establishment of an employment relationship) or hire or endeavour to employ, engage or hire any Restricted Employee (including by way of engaging into relevant negotiations with any Restricted Employee), provided that nothing in this Clause 2.1.2 shall prevent the Seller or any of its Affiliates from entering into a contract relating to the employment of any Permitted Person.

2.2	From First Completion, before employing, engaging or hiring any individual, the Seller shall (and shall procure that its Affiliates shall) use all reasonable endeavours to verify that such individual is not a Restricted Employee.

Remedies

2.3	If the Seller or any of its Affiliates breaches Clause 2.1.2, the Seller shall pay to the Company, as liquidated damages:
2.3.1	an amount equal to the total income (including any income received in connection with any equity incentive awards) received by the relevant Restricted Employee from the Complete Target Group for the last [***] years before the relevant breach has occurred; or
2.3.2	if the relevant Restricted Employee has been employed by the Complete Target Group for less than [***] years before the relevant breach has occurred, an amount equal to his/her income (including any income received in connection with any equity incentive awards) for the period of his/her employment by the Complete Target Group increased proportionally for a period of [***] years.
2.4	The Parties confirm that the liquidated damages set out in Clause 2.3 are reasonable and proportionate to protect the Complete Target Group's and Purchaser's legitimate interests in the enforcement of the restrictions and undertakings set out in Clause 2.1.2.
2.5	The Seller agrees and acknowledges that the restrictions and undertakings set out in Clause 2.1 are fair and reasonable and necessary to assure the protection of the Complete Target Group's and Purchaser's legitimate interests in the goodwill of the Complete Target Group and shall be construed as separate and independent undertakings.
2.6	The Seller agrees and acknowledges that damages and liquidated damages under Clause 2.3 may not be an adequate remedy for any breach of the undertakings set out in this Clause 2.1 and that the Company shall be entitled to seek the remedies of injunction, specific performance and any

EU1/ 502264616.10

EXHIBIT 4.3

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

other equitable relief for any threatened or actual breach of such undertakings set out in this Clause 2.1.
2.7	The rights, powers, privileges and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers, privileges or remedies provided by the Applicable Law, provided in all cases that if any liquidated damages are paid by the Seller pursuant to Clause 2.3, no additional cash damages shall be payable by the Seller in connection with that same claim (without limitation to any other rights or remedies the Company or the Purchaser may have to claim under this Agreement).

Modification of Restrictions

2.8	If any restriction contained in Clause 2.1 is held to be invalid or unenforceable but would be valid and enforceable if part of the wording of the covenant were deleted or the periods of restriction were shortened or the Restricted Business, Restricted Territory or restricted territories set out in Clause 2.1.1(A) were reduced in scope or the Restricted Employees were narrowed down, the restriction applies with such modification as is necessary to make it valid and enforceable.

Benefit of Restrictions

2.9	The restrictions entered into by the Seller in Clause 2.1 are given to the Company, for itself and for each member of the Complete Target Group and the Purchaser. Each such member and the Purchaser may also enforce the terms of Clause 2.1 subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act and the provisions of Clause 8.
3.	warranties
3.1	Each Party warrants to the other Party that each of the following statements is true, accurate and not misleading as at the date of this Agreement and shall be deemed to repeat them as at the Effective Date by reference to the circumstances subsisting at that time:

Incorporation

3.1.1	it is duly incorporated, duly organised and validly existing under the laws of its jurisdiction of incorporation;

Corporate power and authority

3.1.2	it has the corporate power and authority to enter into and perform this Agreement and any agreement entered into pursuant to the terms of this Agreement;

Binding agreements

3.1.3	the provisions of this Agreement and any agreement entered into pursuant to the terms of this Agreement, constitute valid and binding obligations on that Party and are enforceable against it in accordance with their respective terms, in each case subject to principles of Applicable Laws of general application limiting obligations;

Due authorisation, execution, and delivery

3.1.4	it has duly authorised, executed, and delivered this Agreement;

EU1/ 502264616.10

EXHIBIT 4.3

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

No breach

3.1.5	the execution and delivery by that Party of, and the performance by it of its obligations under this Agreement and any agreement entered into pursuant to the terms of this Agreement will not result in:
(A)	a breach of or conflict with any provision of that Party's memorandum or articles of association or equivalent constitutional documents;
(B)	a material breach of, or constitute a material default under, any instrument to which that Party is a party or by which it is bound; or
(C)	a breach of any Applicable Laws;

Proceedings

3.1.6	there are no:
(A)	outstanding judgments, orders, injunctions, or decrees of any governmental or regulatory body or arbitration tribunal against or affecting that Party;
(B)	lawsuits, actions or proceedings pending or, to its knowledge, threatened against or affecting that Party; or
(C)	investigations by any governmental or regulatory body which are pending or, to its knowledge, threatened against that Party,

and which, in each case, has or could have a material adverse effect on its ability to perform its obligations under this Agreement or any other agreements entered into pursuant to the terms of this Agreement; and

Solvency

3.1.7	that Party is not bankrupt or insolvent or unable to pay its debts when due and no order has been made, and no corporate action or other step has been taken and no legal proceedings have been started or threatened, for its winding-up, dissolution or re-organisation or for the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager (or equivalent in any jurisdiction) of it or over any of its assets, or any other measures taken against or in respect of it under any applicable insolvency, reorganisation or similar laws in any relevant jurisdiction, and no events have occurred which, under Applicable Laws, would justify any such orders, steps or proceedings.
4.	ENTRY INTO FORCE
4.1	This Agreement shall enter into force on the First Completion End Date (the "Effective Date").
5.	CONFIDENTIALITY
5.1	For the purposes of Clauses 5.2 and 5.3, "Confidential Information" means the existence and contents of this Agreement and any other agreement or arrangement contemplated by this Agreement.

EU1/ 502264616.10

EXHIBIT 4.3

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

5.2	Each Party undertakes to the other Party that, subject to Clause 5.3, unless the prior written consent of the other Party shall first have been obtained, it shall, and shall procure that its officers, employees, advisers, agents, any other Representatives shall, keep confidential and shall not by failure to exercise due care or otherwise by any act or omission disclose to any person whatever, or use or exploit commercially for its or their own purposes, any of the Confidential Information of the other Party.
5.3	The consent referred to in Clause 5.2 shall not be required for disclosure by a Party of any Confidential Information:
5.3.1	to its officers, employees, advisers, agents or other Representatives, in each case, as may be contemplated by this Agreement or, to the extent required to enable such Party to carry out its obligations or enforce its rights under this Agreement and who shall in each case be made aware by such Party of its obligations under this Clause and shall be required by such Party to observe the same restrictions on the use of the relevant information as are contained in Clauses 5.2 and 5.4, subject to the same exceptions as are contained in this Clause 5.3;
5.3.2	subject to Clause 5.4, to the extent required by Applicable Laws or by the regulations of any stock exchange or regulatory authority to which such Party is or may become subject or pursuant to any order of court or other competent authority or tribunal;
5.3.3	to the extent that the relevant Confidential Information is in the public domain otherwise than by breach of this Agreement by either Party;
5.3.4	which is disclosed to such Party by a third party who is not in breach of any undertaking or duty as to confidentiality whether express or implied;
5.3.5	which that Party lawfully possessed prior to obtaining it from another;
5.3.6	to the other Party to this Agreement; or
5.3.7	pursuant to the terms of this Agreement.
5.4	If a Party becomes required, in circumstances contemplated by Clause 5.3.2, to disclose any information such Party shall (save to the extent prohibited by law) give to the other Party such notice as is practical in the circumstances of such disclosure and shall co-operate with the other Party, having due regard to the other Party's views, and take such steps as the other Party may reasonably require in order to enable it to mitigate the effects of, or avoid the requirements for, any such disclosure.
6.	Assignment

No Party shall assign (whether absolutely or by way of security and whether in whole or in part), transfer, mortgage, charge or otherwise dispose of or deal with in any manner whatsoever the benefit of this Agreement or sub-contract or delegate in any manner whatsoever its performance under this Agreement.

7.	FURTHER ASSURANCE

The Parties shall, at their own cost, promptly execute and deliver all such documents and do all such things and provide all such information and assistance, as the other Party may from time to time reasonably require for the purpose of giving full effect to the provisions of this

EU1/ 502264616.10

EXHIBIT 4.3

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Agreement and to secure for the Company the full benefit of the rights, powers and remedies conferred upon it under this Agreement.

8.	Third party rights

With the exception of the rights of each member of the Complete Target Group and the Purchaser to enforce the terms contained in Clause 2 (each such party being, for the purposes of this Clause 8, a "Third Party") and the rights of each Third Party to enforce the terms of Clause 11 (Governing Law) and the dispute resolution provisions referenced in Clause 12, no term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a Party to this Agreement. The rights of the relevant Third Parties under Clause 2 are subject to the terms of Clause 6 (Assignment), Clause 11 (Governing Law) and the dispute resolution provisions referenced in Clause 12. The Parties to this Agreement may by agreement rescind or vary any term of this Agreement without the consent of any of the Third Parties.

9.	ENTIRE AGREEMENT
9.1	Each of the Parties to this Agreement confirms on behalf of itself and its Affiliates that this Agreement represents the entire understanding, and constitutes the whole agreement, in relation to its subject matter and supersedes any previous agreement between the Parties with respect thereto, whether in writing or otherwise, and, without prejudice to the generality of the foregoing, excludes any warranty, condition or other undertaking implied at law or by custom, usage or course of dealing.
9.2	Each Party agrees and undertakes on behalf of itself and its Affiliates that:
9.2.1	in entering into this Agreement, it has not relied on any statement, representation, warranty, assurance, covenant, indemnity, undertaking or commitment of any person (whether a party to this Agreement or not) (a "Statement") which is not expressly set out in this Agreement (an "Agreed Statement"); and
9.2.2	without prejudice to any liability for fraudulent misrepresentation or fraudulent misstatement, it shall have no rights, claims or remedies (and hereby irrevocably waives any such rights, claims or remedies) in relation to any Statement other than an Agreed Statement.
10.	NOTICES
10.1	Any notice in connection with this Agreement shall be in writing in English and delivered by hand, email, courier using an internationally recognised courier company to the address or email address (as the case may be) specified in Clause 10.3 or to such other address or email address as the relevant Party may from time to time specify by notice to the other Party given in accordance with this Clause.
10.2	A notice shall be effective upon receipt and shall be deemed to have been received:
10.2.1	at the time of delivery, if delivered by hand or courier; or
10.2.2	if sent by email, the earlier of (a) when the sender receives an automated message confirming delivery; or (b) four (4) hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,

EU1/ 502264616.10

EXHIBIT 4.3

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

provided that, in each case, a notice received, or deemed to be received, on a day which is not a business day in the place of receipt, or after 5 pm on any business day in the place of receipt, shall be deemed to have been received on the next following business day in the place of receipt (and for the purposes of this Clause, a business day in the place of receipt shall mean a day (other than a Saturday or Sunday) on which banks are open for general business in that place).

10.3	The relevant details of each Party at the date of this Agreement are:
Seller
Address:	Schiphol Boulevard 165, 1118 BG Schiphol, the Netherlands
Email:	[***]
Attention:	[***]
Company
Address:	82/2 Sadovnicheskaya st., Moscow, 115035, the Russian Federation
Email:	[***]
Attention:	[***]
10.4	Should a Party fail to notify the other Party of any change to its address in accordance with Clause 10.3, then any notice served under this Clause shall be validly served by that second Party if served to the address listed in Clause 10.3. In the absence of evidence of earlier receipt, any notice shall take effect from the time that it is deemed to be received in accordance with Clause 10.2.
11.	GOVERNING LAW

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination, or enforceability (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

12.	Incorporation OF TERMS

The provisions of clauses 17.1 to 17.4 (inclusive) (Announcements, Permitted Announcements and Cooperation), 17.24 (Unenforceable Provisions), 17.26 (Waiver), 17.27 (Variation), 17.28 (Counterparts), 17.36 (Costs), 17.37 (Language) and 19.2 to 19.9 (inclusive) (Dispute Resolution) of the SPA shall apply mutatis mutandis to this Agreement.

EU1/ 502264616.10

EXHIBIT 4.3

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXECUTION PAGES

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED as a DEED by	)
YANDEX N.V.	)
a company incorporated in	)	/s/ [***]
the Netherlands, acting by	)	Authorised Person
[***]	)
who, in accordance with the laws of that	)
territory, is acting under the authority of	)
the company in the presence of:	)

Signature of witness		/s/ [***]

Name of witness		[***]

Address of witness		[***]

Occupation of witness		[***]

EU1/ 502264616.10

EXHIBIT 4.3

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXECUTED as a DEED by	)
International Joint Stock	)
Company YANDEX	)
a company incorporated in	)	/s/ [***]
the Russian Federation, acting by	)	Authorised Person
[***],	)
who, in accordance with the laws of that	)
territory, is acting under the authority of	)
the company in the presence of:	)

Signature of witness		/s/ [***]

Name of witness		[***]

Address of witness		[***]

Occupation of witness		[***]

EU1/ 502264616.10

EXHIBIT 4.3

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

SCHEDULE

RESTRICTED BUSINESS

Part A

•	Search and Portal, which includes Search, Search App, Browser (browser for computers, Android and iOS smartphones), Weather, analytical tools (being Yandex Metrica (a web analytics tool), Webvisor (a technology to measure and improve the performance of web assets), Yandex Radar (open access internet analysis tool which utilizes data from Yandex Metrica to measures market shares for different types browsers, mobile devices and operating systems used to access the internet), and Yandex Crowd (data labeling platform)). Based on user search queries entered into Yandex search engine, the Search and Portal business provides a broad range of locally relevant search and information services that are free to users and that enable them to find relevant information quickly and easily;
•	Yandex Advertising Network, a platform for serving ads on Yandex services and partner websites, including Yandex Direct. Through the Yandex Advertising Network partners can deliver performance-based, brand and video ads on their search results pages or websites using Yandex advertising technologies, as well as programmatic advertising and mobile advertising;
•	Geolocation services: Maps and Navigation (map and navigation apps);
•	E-commerce, Mobility and Delivery: transactional online-to-offline (O2O) businesses, which consist of:
o	the mobility businesses: ride-hailing (on-demand taxi and transportation service using human drivers), fleet management software, Yandex Drive (B2C and B2B car-sharing business utilizing human-driven vehicles), and scooter on-demand rental business;
o	the E-commerce businesses: Yandex Market (e-commerce marketplace), Yandex Lavka (first party hyperlocal convenience store delivery service), the grocery delivery services of Yandex Eats and Delivery Club, and Market-15 (hyperlocal delivery service); and
o	other O2O businesses: Yandex Delivery (last-mile logistics solution for individuals, enterprises and small and medium businesses, offering same-day-delivery, next-day-delivery and intercity delivery services), RouteQ (cloud platform for optimizing last mile logistics and courier services by forming optimized delivery routes and courier monitoring), the ready-to-eat meal service of Yandex Eats and Delivery Club Food Delivery; and Yandex Fuel (contactless payment service at gas stations);
•	Plus and Entertainment Services: subscription service Yandex Plus, entertainment services Yandex Music (music and audiobooks streaming platform), Kinopoisk (subscription-based video streaming), Bookmate (online platform for reading and listening to books), Yandex Afisha (event ticket aggregator), production center Plus Studio, and mobile gaming;
•	Classifieds: Auto.ru (auto classified), Yandex Realty (real estate classified), Yandex Rent (rental service for long-term housing) and Yandex Travel (online travel aggregator);
•	Yandex Cloud and Yandex 360: cloud computing business, B2B and B2C office and collaboration software services, productivity tools, namely Yandex Mail, Yandex Disk (cloud-based storage service), Yandex Telemost (video conferencing service), Yandex Documents (online documents editor), Yandex Calendar, Yandex Messenger and Yandex Notes;

EU1/ 502264616.10

EXHIBIT 4.3

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

•	Yandex Education (Practicum and other education initiatives);
•	Devices and Alice: AI virtual assistant for several languages, smart TV platform and smart home devices developed inhouse at Yandex (speakers, TVs, video streaming devices, bulbs, sockets and sensors), and related operating systems and software (Yandex TV OS);
•	Self-driving vehicles and delivery robots business (including rovers), development of Lidar sensors; and
•	FinTech business: Yandex Split (buy-now-pay-later service), Yandex Pay (payment services), and Yandex ID (single account to access Yandex ecosystem product and services).

EU1/ 502264616.10

EXHIBIT 4.3

Information in this exhibit identified by [***] is confidential and has been excluded pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

Part B

1.	The business of audiobook streaming as offered through the Yandex Plus subscription.
2.	The business of leasing vehicles operated by human drivers to taxi fleet management companies.
3.	The business of aggregating free online games played by users through browser programs.

EU1/ 502264616.10